UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 26, 2006

Date of Report (Date of earliest event reported)
EMDEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On September 26, 2006, the Registrant issued a press release announcing its intention to commence a tender offer within approximately two weeks to purchase up to 100,000,000 shares of its common stock at a price per share of $12.25 in cash. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, on September 26, 2006, the Registrant issued a press release announcing that it had agreed to sell to General Atlantic LLC a 52% interest in a limited liability company that will own the Registrant’s Emdeon Business Services segment (other than VIPS, Inc. and its subsidiaries). A copy of that press release, which is referred to in Exhibit 99.1, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

	99.1	Press Release, dated September 26, 2006, announcing that the Registrant intends to commence a tender offer for up to 100,000,000 shares of its common stock

	99.2	Press Release, dated September 26, 2006, announcing agreement to sell a 52% interest in the Registrant’s Emdeon Business Services segment to General Atlantic LLC

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: September 26, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated September 26, 2006, announcing that the Registrant intends to commence a tender offer for up to 100,000,000 shares of its common stock

99.2	Press Release, dated September 26, 2006, announcing agreement to sell a 52% interest in the Registrant’s Emdeon Business Services segment to General Atlantic LLC

4